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Exhibit 99.1

SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED SECOND QUARTER 2016

(1)
Includes reconciliation of consolidated net income to funds from operations.

2Q 2016 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Les Morris	317-263-7711 Media

SIMON PROPERTY GROUP REPORTS SECOND QUARTER 2016 RESULTS
AND RAISES QUARTERLY DIVIDEND AND FULL YEAR 2016 GUIDANCE

INDIANAPOLIS, July 27, 2016 - Simon, a global leader in retail real estate, today reported results for the quarter ended June 30, 2016.

RESULTS FOR THE QUARTER (1)

•
Net income attributable to common stockholders was $455.4 million, or $1.45 per diluted share, as compared to $472.9 million, or $1.52 per diluted share, in the prior year period. Net income attributable to common stockholders in the prior year period included $80.2 million, or $0.22 per diluted share, related to a gain upon sale of marketable securities.

•
Funds from Operations ("FFO") was $952.9 million, or $2.63 per diluted share, as compared to $955.4 million, or $2.63 per diluted share, in the prior year period. Funds from Operations in the prior year period included the aforementioned $0.22 per diluted share gain upon sale of marketable securities.

•
Growth in comparable FFO per diluted share, which excludes the $0.22 per diluted share gain in the prior year period, was 9.1% for the three months ended June 30, 2016.

RESULTS FOR THE SIX MONTHS (1)

•
Net income attributable to common stockholders was $936.4 million, or $3.01 per diluted share, as compared to $1.012 billion, or $3.26 per diluted share, in the prior year period. Net income attributable to common stockholders in the prior year period included a non-cash gain of $206.9 million, or $0.57 per diluted share, solely related to Klépierre's issuance of additional shares of its common stock to complete its acquisition of Corio N.V.

•
Funds from Operations ("FFO") was $1.905 billion, or $5.27 per diluted share, as compared to $1.786 billion, or $4.92 per diluted share, in the prior year period, an increase of 7.1%.

•
Growth in comparable FFO per diluted share for the six months ended June 30, 2016 was 12.1%.

"This was an excellent quarter for Simon Property Group, with strong financial and operational performance, the opening of a new outlet center, the groundbreaking for our second Premium Outlet in Malaysia, and the acquisition of The Shops at Crystals, a highly productive center," said David Simon, Chairman and Chief Executive Officer. "Today, we raised our quarterly dividend and are once again increasing our full-year 2016 guidance."

(1)
For a reconciliation of FFO and net income per diluted share on a comparable basis, please see Footnote G of the Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures.

2Q 2016 SUPPLEMENTAL	2

EARNINGS RELEASE

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

	AS OF JUNE 30,
	2016	2015
Occupancy (1)	95.9%	96.1%
Base Minimum Rent per sq. ft. (1)	$50.43	$48.07
Releasing Spread per sq. ft. (1)(2)	$8.88	$10.87
Total Sales per sq. ft. (3)	$607	$620
(1)
Represents mall stores in Malls and all owned square footage in Premium Outlets.

(2)
Same space measure that compares opening and closing rates on individual spaces leased during trailing 12-month period.

(3)
Trailing 12-month sales per square foot for mall stores less than 10,000 square feet in Malls and stores less than 20,000 square feet in Premium Outlets for 2016.

PORTFOLIO NET OPERATING INCOME ("NOI") AND COMPARABLE PROPERTY NOI

Total portfolio NOI growth for the three months ended June 30, 2016 was 7.4% and was 7.6% for the six months ended June 30, 2016. Total portfolio NOI includes comparable property NOI, NOI from new development, redevelopment, expansion and acquisitions, NOI from international properties and our share of NOI from investments. Comparable property NOI growth for the three months ended June 30, 2016 was 3.2% and was 4.1% for the six months ended June 30, 2016.

DIVIDENDS

Today Simon's Board of Directors declared a quarterly common stock dividend of $1.65 per share. This is a 6.5% increase year-over-year. The dividend will be payable on August 31, 2016 to stockholders of record on August 17, 2016.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on September 30, 2016 to stockholders of record on September 16, 2016.

2Q 2016 SUPPLEMENTAL	3

EARNINGS RELEASE

DEVELOPMENT ACTIVITY

During the quarter, we completed the transformation of Stanford Shopping Center in Palo Alto, California which included the relocation of Bloomingdale's into a new, 120,000 square foot store. The former Bloomingdale's store has been redeveloped into more than 130,000 square feet of new specialty retail shops and restaurants.

We also opened a 355,000 square foot outlet center in Columbus, Ohio on June 24, 2016. Simon owns 50% of this new center.

Construction continues on two new development projects scheduled to open in 2016:

•
The 500,000 square foot retail component to Brickell City Centre in Miami, Florida scheduled to open in November of 2016. Simon owns a 25% interest in this project.

•
Clarksburg Premium Outlets, a 392,000 square foot center in Clarksburg, Maryland scheduled to open in October of 2016. Simon owns a 66% interest in this project.

We started construction on two new development projects during the quarter. Norfolk Premium Outlets, a 332,000 square foot center in Norfolk, Virginia is scheduled to open in June of 2017. Simon owns a 65% interest in this project. We also started construction on Genting Highlands Premium Outlets, a 252,000 square foot center in Kuala Lumpur, Malaysia, scheduled to open in the second quarter of 2017. Simon owns a 50% interest in this project.

Construction also continues on four other new development projects scheduled to open in 2017, including The Shops at Clearfork (Fort Worth, Texas), Siheung Premium Outlets (Siheung (Seoul), South Korea), Premium Outlet Collection Edmonton IA (Edmonton, Alberta, Canada) and Provence Designer Outlet (Miramas, France). During the second quarter, we started construction on significant redevelopment and expansion projects including a 221,000 square foot expansion at La Plaza Mall in McAllen, Texas that will include additional specialty stores, four junior anchors and an exciting dining plaza with a number of first-to-market restaurants.

Construction continues on other significant expansion projects including The Fashion Centre at Pentagon City, King of Prussia, The Galleria in Houston, and Woodbury Common Premium Outlets.

At quarter-end, redevelopment and expansion projects, including the addition of new anchors, were underway at 33 properties in the U.S. and Europe. Simon's share of the costs of all new development and redevelopment projects under construction at quarter-end was approximately $2.1 billion.

2Q 2016 SUPPLEMENTAL	4

EARNINGS RELEASE

ACQUISITIONS

In April 2016, we completed the acquisition of The Shops at Crystals in Las Vegas, Nevada in a 50:50 joint venture with Invesco Real Estate. Simon will lease and manage the center for the joint venture. The purchase price was approximately $1.1 billion.

FINANCING ACTIVITY

The Company was active in both the unsecured and secured credit markets in the first half of the year continuing to lower our effective borrowing costs and extend our maturity profile.

During the quarter, the Company completed a Euro senior notes offering totaling €500 million with a 1.25% coupon rate and term of nine years.

During the first six months, we closed or locked rate on 14 new mortgage loans totaling approximately $2.5 billion, or the non-U.S. dollar equivalent thereof, of which Simon's share is $1.6 billion. The weighted average interest rate and term on these loans is 3.73% and 9.4 years, respectively. Included in these loans was a $550 million mortgage for The Shops at Crystals.

As of June 30, 2016, Simon had over $6.0 billion of liquidity consisting of cash on hand, including its share of joint venture cash, and available capacity under its revolving credit facilities.

2016 GUIDANCE

The Company currently estimates net income to be within a range of $6.04 to $6.12 per diluted share for the year ending December 31, 2016 and that FFO will be within a range of $10.77 to $10.85 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income available to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2016

	LOW END	HIGH END
Estimated net income available to common stockholders per diluted share	$6.04	$6.12
Depreciation and amortization including Simon's share of unconsolidated entities	4.80	4.80
Gain upon acquisition of controlling interest, sale or disposal of assets and interests in unconsolidated entities, net	(0.07)	(0.07)

Estimated FFO per diluted share	$10.77	$10.85

2Q 2016 SUPPLEMENTAL	5

EARNINGS RELEASE

CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 9:00 a.m. Eastern Time, Wednesday, July 27, 2016. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until August 3, 2016. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 36644312.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our second quarter 2016 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online at our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, comparable FFO per share, comparable earnings per share, portfolio net operating income growth and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

2Q 2016 SUPPLEMENTAL	6

EARNINGS RELEASE

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating or outlook, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, the intensely competitive market environment in the retail industry, costs of common area maintenance, risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union, insurance costs and coverage, the loss of key management personnel, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

ABOUT SIMON

Simon is a global leader in retail real estate ownership, management and development and an S&P100 company (Simon Property Group) (NYSE:SPG). Our industry-leading retail properties and investments across North America, Europe and Asia provide shopping experiences for millions of consumers every day and generate billions in annual retail sales. For more information, visit simon.com.

2Q 2016 SUPPLEMENTAL	7

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2016	2015	2016	2015
REVENUE:
Minimum rent	$822,224	$768,138	$1,640,760	$1,521,583
Overage rent	31,250	37,029	60,167	75,986
Tenant reimbursements	367,062	364,309	738,676	704,479
Management fees and other revenues	34,478	40,027	67,878	75,106
Other income	60,366	139,607	144,614	188,191

Total revenue	1,315,380	1,349,110	2,652,095	2,565,345

EXPENSES:
Property operating	104,756	99,841	207,817	199,598
Depreciation and amortization	303,585	295,778	604,199	583,883
Real estate taxes	107,505	106,487	216,929	213,374
Repairs and maintenance	22,842	22,676	48,907	52,410
Advertising and promotion	33,172	41,215	68,210	59,971
Provision for credit losses	4,944	2,685	8,608	6,533
Home and regional office costs	40,326	39,346	78,933	75,250
General and administrative	15,125	15,345	29,989	30,344
Other	23,889	23,352	44,366	42,426

Total operating expenses	656,144	646,725	1,307,958	1,263,789

OPERATING INCOME	659,236	702,385	1,344,137	1,301,556
Interest expense	(213,995)	(230,974)	(433,185)	(463,147)
Income and other taxes	(7,115)	(3,420)	(22,301)	(9,781)
Income from unconsolidated entities	84,990	70,196	175,616	135,068
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	4,209	16,339	26,897	223,266

CONSOLIDATED NET INCOME	527,325	554,526	1,091,164	1,186,962
Net income attributable to noncontrolling interests	71,102	80,748	153,111	173,215
Preferred dividends	834	834	1,669	1,669

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$455,389	$472,944	$936,384	$1,012,078

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.45	$1.52	$3.01	$3.26

2Q 2016 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	JUNE 30, 2016	DECEMBER 31, 2015
ASSETS:
Investment properties at cost	$34,332,270	$33,463,124
Less – accumulated depreciation	10,344,141	9,915,386

	23,988,129	23,547,738
Cash and cash equivalents	884,281	701,134
Tenant receivables and accrued revenue, net	600,817	624,605
Investment in unconsolidated entities, at equity	2,690,821	2,481,574
Investment in Klépierre, at equity	1,878,751	1,943,363
Deferred costs and other assets	1,336,984	1,266,768

Total assets	$31,379,783	$30,565,182

LIABILITIES:
Mortgages and unsecured indebtedness	$22,923,941	$22,416,682
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,209,518	1,323,801
Cash distributions and losses in partnerships and joint ventures, at equity	1,402,230	1,368,544
Other liabilities	369,281	214,249

Total liabilities	25,904,970	25,323,276

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	157,436	25,537
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	43,569	43,733
Common stock, $0.0001 par value, 511,990,000 shares authorized, 319,570,466 and 314,806,914 issued and outstanding, respectively	32	31
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	–	–
Capital in excess of par value	9,465,862	9,384,450
Accumulated deficit	(4,341,316)	(4,266,930)
Accumulated other comprehensive loss	(119,915)	(252,686)
Common stock held in treasury at cost, 5,346,843 and 5,394,345 shares, respectively	(427,141)	(437,134)

Total stockholders' equity	4,621,091	4,471,464
Noncontrolling interests	696,286	744,905

Total equity	5,317,377	5,216,369

Total liabilities and equity	$31,379,783	$30,565,182

2Q 2016 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2016	2015	2016	2015
REVENUE:
Minimum rent	$458,267	$443,485	$897,114	$877,266
Overage rent	46,903	41,342	96,527	92,522
Tenant reimbursements	212,265	199,142	423,206	393,629
Other income	54,806	61,545	113,486	115,539

Total revenue	772,241	745,514	1,530,333	1,478,956
OPERATING EXPENSES:
Property operating	131,413	132,257	262,494	263,061
Depreciation and amortization	149,721	148,607	281,200	290,265
Real estate taxes	59,429	56,477	120,938	115,051
Repairs and maintenance	18,480	17,086	38,234	37,447
Advertising and promotion	20,777	17,388	43,306	34,090
Provision for credit losses	2,885	1,296	5,574	3,149
Other	43,625	38,924	88,679	83,351

Total operating expenses	426,330	412,035	840,425	826,414

OPERATING INCOME	345,911	333,479	689,908	652,542
Interest expense	(151,022)	(149,041)	(294,781)	(296,062)
Gain on sale or disposal of assets and interests in unconsolidated entities	6,049	35,779	60,522	35,779

NET INCOME	$200,938	$220,217	$455,649	$392,259

THIRD-PARTY INVESTORS' SHARE OF NET INCOME	$100,391	$112,763	$219,200	$201,877

OUR SHARE OF NET INCOME	100,547	107,454	236,449	190,382
AMORTIZATION OF EXCESS INVESTMENT (A)	(25,558)	(24,387)	(48,770)	(48,541)
OUR SHARE OF GAIN ON SALE OR DISPOSAL OF ASSETS AND INTERESTS IN UNCONSOLIDATED ENTITIES, NET	(2,487)	(16,339)	(2,487)	(16,339)
OUR SHARE OF GAIN ON SALE OR DISPOSAL OF ASSETS AND INTERESTS INCLUDED IN OTHER INCOME IN THE CONSOLIDATED FINANCIAL STATEMENTS	—	—	(36,153)	—

INCOME FROM UNCONSOLIDATED ENTITIES (B)	$72,502	$66,728	$149,039	$125,502

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

2Q 2016 SUPPLEMENTAL	10

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Balance Sheets
(Dollars in thousands)

	JUNE 30, 2016	DECEMBER 31, 2015
ASSETS:
Investment properties, at cost	$17,928,316	$17,186,884
Less — accumulated depreciation	5,915,080	5,780,261

	12,013,236	11,406,623
Cash and cash equivalents	745,868	818,805
Tenant receivables and accrued revenue, net	331,377	354,133
Deferred costs and other assets	336,854	482,024

Total assets	$13,427,335	$13,061,585

LIABILITIES AND PARTNERS' DEFICIT:
Mortgages	$14,272,584	$13,827,215
Accounts payable, accrued expenses, intangibles, and deferred revenue	759,250	985,159
Other liabilities	441,536	468,005

Total liabilities	15,473,370	15,280,379
Preferred units	67,450	67,450
Partners' deficit	(2,113,485)	(2,286,244)

Total liabilities and partners' deficit	$13,427,335	$13,061,585

OUR SHARE OF:
Partners' deficit	$(914,222)	$(854,562)
Add: Excess Investment (A)	2,015,542	1,788,749

Our net Investment in unconsolidated entities, at equity	$1,101,320	$934,187

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B attached hereto.

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

Reconciliation of Consolidated Net Income to FFO	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2016	2015	2016	2015
Consolidated Net Income (D)	$527,325	$554,526	$1,091,164	$1,186,962
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	300,179	291,853	597,376	576,080
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	134,893	128,184	253,135	252,068
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(4,209)	(16,339)	(26,897)	(223,266)
Net income attributable to noncontrolling interest holders in properties	(565)	(609)	(1,294)	(1,298)
Noncontrolling interests portion of depreciation and amortization	(3,439)	(946)	(6,155)	(1,833)
Preferred distributions and dividends	(1,313)	(1,313)	(2,626)	(2,626)

FFO of the Operating Partnership (E)	$952,871	$955,356	$1,904,703	$1,786,087

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.45	$1.52	$3.01	$3.26
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.19	1.16	2.33	2.28
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(0.01)	(0.05)	(0.07)	(0.62)

Diluted FFO per share (F)	$2.63	$2.63	$5.27	$4.92

Details for per share calculations:
FFO of the Operating Partnership (E)	$952,871	$955,356	$1,904,703	$1,786,087
Diluted FFO allocable to unitholders	(127,386)	(137,682)	(264,285)	(257,987)

Diluted FFO allocable to common stockholders	$825,485	$817,674	$1,640,418	$1,528,100

Basic and Diluted weighted average shares outstanding	313,399	310,499	311,408	310,799
Weighted average limited partnership units outstanding	48,363	52,263	50,170	52,472

Basic and Diluted weighted average shares and units outstanding	361,762	362,762	361,578	363,271

Basic and Diluted FFO per Share (F)	$2.63	$2.63	$5.27	$4.92
Percent Change	0.0%		7.1%

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Simon Property Group, Inc.
Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnotes D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-Q.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, comparable FFO per share and comparable EPS. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales or disposals of, or any impairment charges related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale or disposal of, or any impairment charges relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $0.5 million and $3.6 million for the three months ended June 30, 2016 and 2015, respectively, and $2.1 million and $3.7 million for the six months ended June 30, 2016 and 2015, respectively.

-
Straight-line adjustments increased minimum rent by $15.9 million and $16.8 million for the three months ended June 30, 2016 and 2015, respectively, and $31.0 million and $33.2 million for the six months ended June 30, 2016 and 2015, respectively.

2Q 2016 SUPPLEMENTAL	13

  -
  Amortization of fair market value of leases from acquisitions increased income by $2.2 million and $3.2 million for the three months ended June 30, 2016 and 2015, respectively, and $4.8 million and $6.6 million for the six months ended June 30, 2016 and 2015, respectively.

  -
  Debt premium amortization of $3.8 million and $5.4 million for the three months ended June 30, 2016 and 2015, respectively, and $8.0 million and $12.6 million for the six months ended June 30, 2016 and 2015, respectively.

(E)
Includes FFO of the operating partnership related to the sale of marketable securities of $80.2 million for the three and six months ended June 30, 2015.

(F)
Includes Basic and Diluted FFO per share related to the sale of marketable securities of $0.22 for the three and six months ended June 30, 2015.

(G)
Reconciliation of reported earnings per share to comparable earnings per share and FFO per share to comparable FFO per share:

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2016	2015	2016	2015
Reported earnings per share	$1.45	$1.52	$3.01	$3.26
Less: Gain upon sale of marketable securities	—	(0.22)	—	(0.22)
Less: Non-cash gain on equity method investment	—	—	—	(0.57)

Comparable earnings per share	$1.45	$1.30	$3.01	$2.47

Comparable earnings per share growth	11.5%		21.9%

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2016	2015	2016	2015
Reported FFO per share	$2.63	$2.63	$5.27	$4.92
Less: Gain upon sale of marketable securities	—	(0.22)	—	(0.22)

Comparable FFO per share	$2.63	$2.41	$5.27	$4.70

Comparable FFO per share growth	9.1%		12.1%

2Q 2016 SUPPLEMENTAL	14

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We are engaged primarily in the ownership, development and management of retail real estate properties including Malls, Premium Outlets®, The Mills®, and International Properties. At June 30, 2016, we owned or had an interest in 230 properties comprising 191 million square feet in North America, Asia and Europe. Additionally, at June 30, 2016, we had a 20.3% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 16 European countries.

This package was prepared to provide operational and balance sheet information as of June 30, 2016 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: our ability to meet debt service requirements, the availability and terms of financing, changes in our credit rating or outlook, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, the intensely competitive market environment in the retail industry, costs of common area maintenance, risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union, insurance costs and coverage, the loss of key management personnel, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in our periodic reports, but except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

REPORTING CALENDAR

Below is a list of estimated dates for future announcements of results. Dates are subject to change.

Third Quarter 2016	October 26, 2016
Fourth Quarter 2016	January 31, 2017
First Quarter 2017	April 28, 2017

2Q 2016 SUPPLEMENTAL	15

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Commercial Paper	P1	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	40%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.8X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	275%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

2Q 2016 SUPPLEMENTAL	16

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2016	2015	2016	2015
Financial Highlights
Total Revenue - Consolidated Properties	$1,315,380	$1,349,110	$2,652,095	$2,565,345
Consolidated Net Income	$527,325	$554,526	$1,091,164	$1,186,962
Net Income Attributable to Common Stockholders	$455,389	$472,944	$936,384	$1,012,078
Basic and Diluted Earnings per Common Share (EPS)	$1.45	$1.52	$3.01	$3.26
Funds from Operations (FFO) of the Operating Partnership	$952,871	$955,356	$1,904,703	$1,786,087
Basic and Diluted FFO per Share (FFOPS)	$2.63	$2.63	$5.27	$4.92
Dividends/Distributions per Share/Unit	$1.60	$1.50	$3.20	$2.90

Stockholders' Equity Information	AS OF JUNE 30, 2016	AS OF DECEMBER 31, 2015
Limited Partners' Units Outstanding at end of period	47,533	51,814
Common Shares Outstanding at end of period	314,232	309,421

Total Common Shares and Limited Partnership Units Outstanding at end of period	361,765	361,235

Weighted Average Limited Partnership Units Outstanding	50,170	52,141
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	311,408	310,103

Debt Information
Share of Consolidated Debt	$22,803,191	$22,411,398
Share of Joint Venture Debt	6,773,356	6,692,809

Share of Total Debt	$29,576,547	$29,104,207

Market Capitalization
Common Stock Price at end of period	$216.90	$194.44
Common Equity Capitalization, including Limited Partnership Units	$78,466,789	$70,238,495
Preferred Equity Capitalization, including Limited Partnership Preferred Units	88,345	82,918

Total Equity Market Capitalization	$78,555,134	$70,321,413

Total Market Capitalization - Including Share of Total Debt	$108,131,681	$99,425,620

Debt to Total Market Capitalization	27.4%	29.3%

2Q 2016 SUPPLEMENTAL	17

NON-GAAP PRO RATA STATEMENTS OF OPERATIONS AND BALANCE SHEETS

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The Pro-Rata Statements of Operations and Balance Sheets reflect our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts shown in the column labeled "Consolidated" reflect the amounts contained in the Company's consolidated financial statements as filed with the SEC on the most recent Form 10-Q or 10-K, as applicable. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro rata statements of operations and balance sheets information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro rata financial statements has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata statements of operations and balance sheets should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata statements of operations and balance sheets only supplementally.

2Q 2016 SUPPLEMENTAL	18

PRO-RATA STATEMENT OF OPERATIONS
(In thousands)

	FOR THE THREE MONTHS ENDED JUNE 30, 2016						FOR THE

	CONSOLIDATED	NONCONTROLLING INTERESTS (1)	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE		THREE MONTHS ENDED JUNE 30, 2015 OUR TOTAL SHARE
REVENUE:
Minimum rent	$822,224	$(4,913)	$817,311	$216,439	$1,033,750		$978,459
Overage rent	31,250	(28)	31,222	20,280	51,502		54,880
Tenant reimbursements	367,062	(2,310)	364,752	100,024	464,776		455,881
Management fees and other revenues	34,478	—	34,478	—	34,478		40,027
Other income	60,366	(207)	60,159	25,613	85,772		168,788

Total revenue	1,315,380	(7,458)	1,307,922	362,356	1,670,278		1,698,035

EXPENSES:
Property operating	104,756	(1,126)	103,630	57,067	160,697		157,882
Depreciation and amortization	303,585	(1,954)	301,631	97,654	399,285		393,931
Real estate taxes	107,505	(569)	106,936	27,857	134,793		132,560
Repairs and maintenance	22,842	(207)	22,635	8,501	31,136		30,491
Advertising and promotion	33,172	(288)	32,884	10,154	43,038		49,282
Provision for credit losses	4,944	(27)	4,917	1,284	6,201		3,301
Home and regional office costs	40,326	—	40,326	—	40,326		39,346
General and administrative	15,125	—	15,125	—	15,125		15,345
Other	23,889	(1,022)	22,867	17,874	40,741		39,524

Total operating expenses	656,144	(5,193)	650,951	220,391	871,342		861,662

OPERATING INCOME	659,236	(2,265)	656,971	141,965	798,936		836,373
Interest expense	(213,995)	1,406	(212,589)	(69,168)	(281,757)		(298,843)
Income and other taxes	(7,115)	—	(7,115)	—	(7,115)		(3,420)
Income from unconsolidated entities	84,990	294	85,284	(72,797)	12,487	(2)	3,468
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	4,209	—	4,209	—	4,209		16,339

CONSOLIDATED NET INCOME	527,325	(565)	526,760	—	526,760		553,917
Net income attributable to noncontrolling interests	71,102	(565)	70,537	—	70,537	(3)	80,139
Preferred dividends	834	—	834	—	834		834

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$455,389	$—	$455,389	$—	$455,389		$472,944

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO:
Consolidated Net Income			$527,325	$—	$527,325		$554,526
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties			300,179		300,179		291,853
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS				134,893	134,893		128,184
Income from unconsolidated entities			(84,990)	84,990	—		—
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net			(4,209)		(4,209)		(16,339)
Net income attributable to noncontrolling interest holders in properties			(565)		(565)		(609)
Noncontrolling interests portion of depreciation and amortization			(3,439)		(3,439)		(946)
Preferred distributions and dividends			(1,313)		(1,313)		(1,313)

FFO of the Operating Partnership			$732,988	$219,883	$952,871		$955,356

Percentage of FFO of the Operating Partnership			76.92%	23.08%	100.00%		100.00%
(1)
Represents our venture partners' share of operations from consolidated properties.
(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre and HBS Global Properties (HBS).
(3)
Represents limited partners' interest in the Operating Partnership.

2Q 2016 SUPPLEMENTAL	19

PRO-RATA STATEMENT OF OPERATIONS
(In thousands)

	FOR THE SIX MONTHS ENDED JUNE 30, 2016						FOR THE

	CONSOLIDATED	NONCONTROLLING INTERESTS (1)	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE		SIX MONTHS ENDED JUNE 30, 2015 OUR TOTAL SHARE
REVENUE:
Minimum rent	$1,640,760	$(9,711)	$1,631,049	$421,768	$2,052,817		$1,936,851
Overage rent	60,167	(59)	60,108	41,283	101,391		115,472
Tenant reimbursements	738,676	(4,634)	734,042	198,634	932,676		885,339
Management fees and other revenues	67,878	—	67,878	—	67,878		75,106
Other income	144,614	(437)	144,177	53,570	197,747		243,259

Total revenue	2,652,095	(14,841)	2,637,254	715,255	3,352,509		3,256,027

EXPENSES:
Property operating	207,817	(2,332)	205,485	114,239	319,724		315,165
Depreciation and amortization	604,199	(4,137)	600,062	181,728	781,790		776,880
Real estate taxes	216,929	(1,141)	215,788	56,159	271,947		266,079
Repairs and maintenance	48,907	(461)	48,446	17,731	66,177		69,826
Advertising and promotion	68,210	(488)	67,722	21,044	88,766		75,630
Provision for credit losses	8,608	(68)	8,540	2,625	11,165		8,020
Home and regional office costs	78,933	—	78,933	—	78,933		75,250
General and administrative	29,989	—	29,989	—	29,989		30,343
Other	44,366	(2,088)	42,278	38,159	80,437		78,736

Total operating expenses	1,307,958	(10,715)	1,297,243	431,685	1,728,928		1,695,929

OPERATING INCOME	1,344,137	(4,126)	1,340,011	283,570	1,623,581		1,560,098
Interest expense	(433,185)	2,700	(430,485)	(134,399)	(564,884)		(597,485)
Income and other taxes	(22,301)	—	(22,301)	—	(22,301)		(9,781)
Income from unconsolidated entities	175,616	132	175,748	(149,171)	26,577	(2)	9,566
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	26,897	—	26,897	—	26,897		223,266

CONSOLIDATED NET INCOME	1,091,164	(1,294)	1,089,870	—	1,089,870		1,185,664
Net income attributable to noncontrolling interests	153,111	(1,294)	151,817	—	151,817	(3)	171,917
Preferred dividends	1,669	—	1,669	—	1,669		1,669

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$936,384	$—	$936,384	$—	$936,384		$1,012,078

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO:
Consolidated Net Income			$1,091,164	$—	$1,091,164		$1,186,962
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties			597,376		597,376		576,080
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS				253,135	253,135		252,068
Income from unconsolidated entities			(175,616)	175,616	—		—
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net			(26,897)		(26,897)		(223,266)
Net income attributable to noncontrolling interest holders in properties			(1,294)		(1,294)		(1,298)
Noncontrolling interests portion of depreciation and amortization			(6,155)		(6,155)		(1,833)
Preferred distributions and dividends			(2,626)		(2,626)		(2,626)

FFO of the Operating Partnership			$1,475,952	$428,751	$1,904,703		$1,786,087

Percentage of FFO of the Operating Partnership			77.49%	22.51%	100.00%		100.00%
(1)
Represents our venture partners' share of operations from consolidated properties.
(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre and HBS.
(3)
Represents limited partners' interest in the Operating Partnership.

2Q 2016 SUPPLEMENTAL	20

PRO-RATA BALANCE SHEET
(In thousands)

	AS OF JUNE 30, 2016

	CONSOLIDATED	NONCONTROLLING INTERESTS	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE	AS OF DECEMBER 31, 2015 OUR TOTAL SHARE
ASSETS:
Investment properties, at cost	$34,332,270	$(263,720)	$34,068,550	$10,645,432	$44,713,982	$43,697,587
Less - accumulated depreciation	10,344,141	(60,382)	10,283,759	2,733,309	13,017,068	12,537,102

	23,988,129	(203,338)	23,784,791	7,912,123	31,696,914	31,160,485
Cash and cash equivalents	884,281	(8,648)	875,633	350,357	1,225,990	1,083,296
Tenant receivables and accrued revenue, net	600,817	(4,493)	596,324	155,748	752,072	791,031
Investment in unconsolidated entities, at equity	2,690,821	(47,551)	2,643,270	(2,643,270)	–	–
Investment in Klépierre, at equity	1,878,751	–	1,878,751	–	1,878,751	1,943,363
Deferred costs and other assets	1,336,984	(26,149)	1,310,835	142,923	1,453,758	1,534,276

Total assets	$31,379,783	$(290,179)	$31,089,604	$5,917,881	$37,007,485	$36,512,451

LIABILITIES:
Mortgages and unsecured indebtedness	$22,923,941	$(120,750)	$22,803,191	$6,773,356	$29,576,547	$28,989,974
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,209,518	(5,629)	1,203,889	357,337	1,561,226	1,869,587
Cash distributions and losses in partnerships and joint ventures, at equity	1,402,230	–	1,402,230	(1,402,230)	–	–
Other liabilities	369,281	(28,048)	341,233	189,418	530,651	414,440

Total liabilities	25,904,970	(154,427)	25,750,543	5,917,881	31,668,424	31,274,001

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	157,436	(131,899)	25,537	–	25,537	25,537
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	43,569	–	43,569	–	43,569	43,733
Common stock, $.0001 par value	32	–	32	–	32	31
Class B common stock, $.0001 par value	–	–	–	–	–	–
Capital in excess of par value	9,465,862	–	9,465,862	–	9,465,862	9,384,450
Accumulated deficit	(4,341,316)	–	(4,341,316)	–	(4,341,316)	(4,266,930)
Accumulated other comprehensive income (loss)	(119,915)	–	(119,915)	–	(119,915)	(252,686)
Common stock held in treasury at cost	(427,141)	–	(427,141)	–	(427,141)	(437,134)

Total stockholders' equity	4,621,091	–	4,621,091	–	4,621,091	4,471,464
Noncontrolling interests	696,286	(3,853)	692,433	–	692,433	741,449

Total equity	5,317,377	(3,853)	5,313,524	–	5,313,524	5,212,913

Total liabilities and equity	$31,379,783	$(290,179)	$31,089,604	$5,917,881	$37,007,485	$36,512,451

2Q 2016 SUPPLEMENTAL	21

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Six Months Ended June 30, 2016

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets and international Designer Outlets.
(3)
Includes Lifestyle Centers.

2Q 2016 SUPPLEMENTAL	22

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED JUNE 30,		% GROWTH	FOR THE SIX MONTHS ENDED JUNE 30,		% GROWTH

	2016	2015		2016	2015

Comparable Property NOI (2)	$1,269,586	$1,230,111	3.2%	$2,526,019	$2,426,119	4.1%
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	56,219	21,687		98,749	38,480
International Properties (4)	99,337	89,654		190,059	173,202
Our share of NOI from Investments (5)	62,219	43,364		116,930	86,661

Portfolio NOI	$1,487,361	$1,384,816	7.4%	$2,931,757	$2,724,462	7.6%
Corporate and Other NOI Sources (6)	33,311	138,797		104,617	190,445

Total NOI — See reconciliation on following page	$1,520,672	$1,523,613		$3,036,374	$2,914,907

Less: Joint Venture Partners' Share of NOI	260,232	249,945		514,073	491,268

Our Share of Total NOI	$1,260,440	$1,273,668		$2,522,301	$2,423,639

(1)
All amounts are presented at gross values unless otherwise indicated as our share.
(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers held as of the beginning of the prior year.
(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.
(4)
Includes International Premium Outlets and International Designer Outlets.
(5)
Includes our share of NOI of Klépierre and HBS.
(6)
Includes income components excluded from Portfolio NOI and Comparable NOI (domestic lease termination income, interest income, land sale gains, straight line rent, above/below market lease adjustments), gains on sale of marketable securities, Simon management company operations, and our TMLP interests and other assets.

2Q 2016 SUPPLEMENTAL	23

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED JUNE 30,			SIX MONTHS ENDED JUNE 30,

	2016		2015	2016		2015
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$527,325		$554,526	$1,091,164		$1,186,962
Income and other taxes	7,115		3,420	22,301		9,781
Interest expense	213,995		230,974	433,185		463,147
Income from unconsolidated entities	(84,990)		(70,196)	(175,616)		(135,068)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	(4,209)		(16,339)	(26,897)		(223,266)

Operating Income	659,236		702,385	1,344,137		1,301,556
Depreciation and amortization	303,585		295,778	604,199		583,883

NOI of consolidated entities	$962,821		$998,163	$1,948,336		$1,885,439

Reconciliation of NOI of unconsolidated entities:
Net Income	$200,938		$220,217	$455,649		$392,259
Interest expense	151,022		149,041	294,781		296,062
Gain on sale or disposal of assets and interests in unconsolidated entities	(6,049)		(35,779)	(60,522)		(35,779)

Operating Income	345,911		333,479	689,908		652,542
Depreciation and amortization	149,721		148,607	281,200		290,265

NOI of unconsolidated entities	$495,632		$482,086	$971,108		$942,807

Add: Our share of NOI from Klépierre and HBS	62,219		43,364	116,930		86,661

Total NOI	$1,520,672		$1,523,613	$3,036,374		$2,914,907

	–0.2%	(1)		4.2%	(1)

(1)
The 2015 periods include $80.2 million of gains on sale of marketable securities.

2Q 2016 SUPPLEMENTAL	24

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED JUNE 30, 2016	SIX MONTHS ENDED JUNE 30, 2016
FFO of the Operating Partnership	$952,871	$1,904,703
Non-cash impacts to FFO (1)	1,352	2,784

FFO of the Operating Partnership excluding non-cash impacts	954,223	1,907,487
Tenant allowances	(18,686)	(53,103)
Operational capital expenditures	(33,955)	(51,490)

Funds available for distribution	$901,582	$1,802,894

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED JUNE 30, 2016	SIX MONTHS ENDED JUNE 30, 2016
Deductions:
Straight-line rent	$(15,856)	$(30,971)
Fair value of debt amortization	(3,816)	(7,992)
Fair market value of lease amortization	(2,218)	(4,845)
Additions:
Stock based compensation expense	12,806	25,472
Mortgage, financing fee and terminated swap amortization expense	10,436	21,120

	$1,352	$2,784

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, comparable FFO per share, comparable earnings per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 19-21 and 23-25 and in the Earnings Release for the latest period.

2Q 2016 SUPPLEMENTAL	25

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2016	2015	2016	2015
Consolidated Properties
Other Income
Interest and dividend income	$10,568	$6,832	$13,696	$13,497
Lease settlement income	4,307	13,280	10,897	17,065
Gains on land sales	537	3,635	2,206	4,361
Realized gains on sale of marketable securities	–	80,187	–	80,187
Other (1)	44,954	35,673	117,815	73,081

Totals	$60,366	$139,607	$144,614	$188,191

Other Expense
Ground leases	$9,882	$9,601	$19,483	$18,718
Professional fees and other	14,007	13,751	24,883	23,708

Totals	$23,889	$23,352	$44,366	$42,426

Capitalized Interest	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2016	2015	2016	2015
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$10,799	$8,231	$17,745	$15,306
Our Share of Joint Venture Properties	$638	$719	$1,286	$1,278
(1)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues and other miscellaneous income items.

2Q 2016 SUPPLEMENTAL	26

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION (1)

	AS OF JUNE 30,

	2016	2015
Total Number of Properties	179	178
Total Square Footage of Properties (in millions)	153.0	151.6
Ending Occupancy (1):
Consolidated Assets	96.2%	96.4%
Unconsolidated Assets	94.9%	95.3%
Total Portfolio	95.9%	96.1%
Total Sales per Square Foot (PSF) (2):
Consolidated Assets	$592	$608
Unconsolidated Assets	$657	$662
Total Portfolio	$607	$620
Base Minimum Rent PSF (3):
Consolidated Assets	$48.48	$46.40
Unconsolidated Assets	$56.22	$53.08
Total Portfolio	$50.43	$48.07

Releasing Activity for the Trailing Twelve Month Period Ended:

		TOTAL RENT PSF

	SQUARE FOOTAGE OF OPENINGS	OPENING RATE PSF (4)	CLOSING RATE PSF (4)	RELEASING SPREAD (4)
6/30/16	7,857,210	$69.04	$60.16	$8.88	14.8%
3/31/16	8,037,800	$68.84	$58.60	$10.24	17.5%
12/31/15	7,384,864	$69.64	$59.02	$10.62	18.0%
9/30/15	7,469,197	$70.78	$59.78	$11.00	18.4%
6/30/15	7,323,872	$69.90	$59.03	$10.87	18.4%
Occupancy Cost as a Percentage of Sales (5):
6/30/2016	12.7%
3/31/16	12.5%
12/31/15	12.3%
9/30/15	12.1%
6/30/15	11.9%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, stores with less than 10,000 square feet are included for malls and stores with less than 20,000 square feet are included for Premium Outlets for 2016.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
Releasing Spread is a "same space" measure that compares opening and closing rates on individual spaces, including spaces greater than 10,000 square feet. The Opening Rate is the average of the initial cash Total Rent PSF for spaces leased during the trailing 12-month period, and includes new leases and existing tenant renewals, amendments and relocations (including expansions and downsizings). The Closing Rate is the average of the final cash Total Rent PSF as of the month the tenant terminates or closes. Total Rent PSF includes Base Minimum Rent, common area maintenance (CAM) and base percentage rent. It includes leasing activity on all spaces occupied by tenants that would qualify to be included in Ending Occupancy as defined above as long as the opening and closing dates are within 24 months of one another.
(5)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

2Q 2016 SUPPLEMENTAL	27

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF JUNE 30,

	2016	2015
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.0	20.9
Ending Occupancy (1)	98.7%	98.2%
Total Sales PSF (2)	$562	$571
Base Minimum Rent PSF (3)	$28.12	$26.53
Releasing Spread PSF (4)	$9.48	$13.19
Releasing Spread (Percentage Change) (4)	23.5%	33.0%

International Properties
Premium Outlets
Total Number of Properties	16	16
Total Square Footage of Properties (in millions)	5.9	5.9
Designer Outlets
Total Number of Properties	7	5
Total Square Footage of Properties (in millions)	1.5	1.0
Statistics for Premium Outlets in Japan (5)
Ending Occupancy	99.8%	99.8%
Total Sales PSF	¥ 100,783	¥ 99,582
Base Minimum Rent PSF	¥ 5,005	¥ 4,967
(1)
See footnote 1 on page 27 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 27 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 27 for definition.
(4)
See footnote 4 on page 27 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

2Q 2016 SUPPLEMENTAL	28

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 6/30/16	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	583	1,874,418	$45.94	1.7%
2016 (7/1/16 - 12/31/16)	595	1,636,514	$47.59	1.5%
2017	2,621	8,645,831	$46.29	7.9%
2018	2,582	9,192,148	$48.66	8.7%
2019	2,017	7,710,637	$47.91	7.2%
2020	1,716	6,354,207	$50.22	6.2%
2021	1,640	6,645,265	$47.99	6.3%
2022	1,511	5,852,953	$51.04	5.9%
2023	1,714	6,496,426	$54.55	7.0%
2024	1,519	5,885,233	$56.68	6.6%
2025	1,511	5,570,343	$60.66	6.6%
2026	894	3,452,484	$56.20	3.8%
2027 and Thereafter	424	2,162,920	$46.00	2.0%
Specialty Leasing Agreements w/ terms in excess of 12 months	945	2,503,182	$18.90	0.9%

Anchors
2017	11	1,297,782	$4.14	0.1%
2018	17	2,177,984	$4.60	0.2%
2019	20	2,267,601	$4.90	0.2%
2020	25	3,008,524	$4.60	0.3%
2021	13	1,505,184	$4.70	0.1%
2022	12	1,567,601	$7.27	0.2%
2023	8	1,085,762	$9.90	0.2%
2024	11	659,968	$11.82	0.2%
2025	18	2,095,999	$9.56	0.4%
2026	4	413,455	$5.95	0.1%
2027 and Thereafter	22	2,973,231	$4.95	0.3%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2015 consolidated and joint venture combined base rental revenue.

2Q 2016 SUPPLEMENTAL	29

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	360	3,641	2.0%	3.4%
L Brands, Inc.	299	1,815	1.0%	2.1%
Ascena Retail Group Inc	488	2,739	1.5%	2.0%
Signet Jewelers, Ltd.	411	608	0.3%	1.6%
PVH Corporation	235	1,448	0.8%	1.5%
Abercrombie & Fitch Co.	172	1,225	0.7%	1.4%
VF Corporation	261	1,328	0.7%	1.3%
Forever 21, Inc.	82	1,323	0.7%	1.3%
Foot Locker, Inc.	253	1,075	0.6%	1.2%
Luxottica Group SPA	394	716	0.4%	1.2%

Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	122	23,250	12.6%	0.4%
Sears Holdings Corporation (2)	71	11,850	6.4%	0.4%
J.C. Penney Co., Inc.	70	11,370	6.2%	0.4%
Dillard's, Inc.	38	6,839	3.7%	*
Nordstrom, Inc.	28	4,679	2.5%	0.1%
Hudson's Bay Company	15	2,020	1.1%	0.1%
Dick's Sporting Goods, Inc.	28	1,909	1.0%	0.5%
Belk, Inc.	10	1,674	0.9%	0.1%
The Neiman Marcus Group, Inc.	11	1,365	0.7%	*
The Bon-Ton Stores, Inc.	8	1,081	0.6%	*
Target Corporation	6	895	0.5%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
(2)
Includes 10 stores contributed to a joint venture with Seritage.
*
Less than one-tenth of one percent.

2Q 2016 SUPPLEMENTAL	30

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$47,872	$269,441	$126,430
Redevelopment projects with incremental square footage and/or anchor replacement	118,060	83,169	40,480
Redevelopment projects with no incremental square footage	57,526	34,752	16,440

Subtotal new development and redevelopment projects	223,458	387,362	183,350
Tenant allowances	44,794	19,132	8,309
Operational capital expenditures at properties:
CAM expenditures (1)	23,268	11,997	5,546
Non-CAM expenditures	7,844	43,758	14,832

Totals	$299,364	$462,249	$212,037

Conversion from accrual to cash basis	84,096	71,559	32,824

Capital Expenditures for the Six Months Ended 6/30/16 (2)	$383,460	$533,808	$244,861

Capital Expenditures for the Six Months Ended 6/30/15 (2)	$488,950	$756,887	$299,282

(1)
Expenditures included in the pool of expenses allocated to tenants as CAM.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

2Q 2016 SUPPLEMENTAL	31

DEVELOPMENT ACTIVITY SUMMARY (1)
As of June 30, 2016
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST (4)	EXPECTED STABILIZED RATE OF RETURN (4)	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
New Developments	$685	$657	$212	7%	$551	$165
Redevelopments	$1,489	$1,422	$1,001	7%	$758	$547

Premium Outlets
New Developments	$908	$872	$534	10%	$298	$194
Redevelopments	$355	$342	$266	9%	$214	$195
The Mills
Redevelopments	$204	$138	$108	7%	$62	$49
Totals	$3,641	$3,431	$2,121	8%	$1,883	$1,150

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million. Includes both domestic and international properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary and no assurance can be given that expected returns will be achieved.

2Q 2016 SUPPLEMENTAL	32

DEVELOPMENT ACTIVITY REPORT (1)
As of June 30, 2016

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Malls - New Developments
Brickell City Centre - Miami, FL	500,000 SF retail development	11/16	25%
The Shops at Clearfork - Fort Worth, TX	545,000 SF retail/office development	9/17	45%

Malls - Redevelopments
Montgomery Mall - North Wales (Philadelphia), PA	Redevelopment of the Wegmans wing	7/16	79%
Phipps Plaza - Atlanta, GA	166 room AC Hotel by Marriott	7/16	50%
Columbia Center - Kennewick, WA	Home Goods	8/16	100%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Phase III includes the redevelopment of the two-level and single level south mall	8/16	50%
Fashion Centre at Pentagon City, The - Arlington, VA	Redevelopment (opened 12/15) and 50,000 SF expansion (8/16)	8/16	43%
King of Prussia - King of Prussia (Philadelphia), PA	150,000 SF small shop expansion including restaurants to connect The Plaza and The Court	8/16	100%
Phipps Plaza - Atlanta, GA	319 residential units	8/16	50%
Coddingtown Mall - Santa Rosa, CA	Nordstrom Rack	9/16	50%
Mall of Georgia - Buford (Atlanta), GA	Von Maur	9/16	100%
Copley Place - Boston, MA	Southwest corridor redevelopment	10/16	94%
Galleria, The - Houston, TX	The Webster (opened 1/16) and Yauatcha Restaurant (10/16)	10/16	50%
Galleria, The - Houston, TX	Common area redevelopment	11/16	50%
Meadowood Mall - Reno, NV	Dick's Sporting Goods and redevelopment	11/16	50%
Northgate Mall - Seattle, WA	Addition of two-level parking deck	11/16	100%
Westchester, The - White Plains (New York), NY	Redevelopment including dining pavilion	11/16	40%
Burlington Mall - Burlington (Boston), MA	Arhaus Furniture	12/16	100%
Domain, The - Austin, TX	Grand Lux Café	12/16	100%
Tacoma Mall - Tacoma (Seattle), WA	The Cheesecake Factory	12/16	100%
Barton Creek Square - Austin, TX	AMC Theatre redevelopment	1/17	100%
Midland Park Mall - Midland, TX	Bubba's 33	2/17	100%
King of Prussia - King of Prussia (Philadelphia), PA	True Food Kitchen	4/17	100%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Dick's Sporting Goods and 9,000 SF small shops	5/17	50%
Forum Shops at Caesars, The - Las Vegas, NV	Redevelopment	6/17	100%
Galleria, The - Houston, TX	Relocation of Saks Fifth Avenue (4/16), redevelopment (4/16) and 105,000 SF small shop and restaurant expansion (6/17)	6/17	50%

2Q 2016 SUPPLEMENTAL	33

DEVELOPMENT ACTIVITY REPORT (1)
As of June 30, 2016

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Copley Place - Boston, MA	Redevelopment	9/17	94%
Shops at Riverside, The - Hackensack (New York), NJ	Redevelopment of the Saks building to include an AMC Theatre	9/17	100%
College Mall - Bloomington, IN	Redevelopment including the addition of 365 by Whole Foods, Ulta and small shops	10/17	100%
La Plaza Mall - McAllen, TX	Redevelopment and 221,000 SF expansion	10/17	100%
Aventura Mall - Miami Beach (Miami), FL	175,000 SF expansion	11/17	33%
Florida Mall, The - Orlando, FL	Redevelopment of the Saks building to an indoor/outdoor dining pavilion (opened 6/15) and small shops (11/17)	11/17	50%

Premium Outlets - New Developments
Clarksburg Premium Outlets - Clarksburg, MD	392,000 SF upscale Premium Outlet Center	10/16	66%
Siheung Premium Outlets - Siheung (Seoul), South Korea	399,000 SF upscale Premium Outlet Center	5/17	50%
Norfolk Premium Outlets - Norfolk, VA	332,000 SF upscale Premium Outlet Center	6/17	65%
Genting Highlands Premium Outlets - Kuala Lumpur, Malaysia	252,000 SF upscale Premium Outlet Center	Q2 2017	50%
Premium Outlet Collection Edmonton IA - Edmonton, Canada	428,000 SF upscale Premium Outlet Center	10/17	50%

Designer Outlets - New Developments
Provence Designer Outlet - Miramas, France	269,000 SF Designer Outlet Center	3/17	90%

Premium Outlets - Redevelopments
Woodbury Common Premium Outlets - Central Valley (New York), NY	Redevelopment and 63,000 SF expansion	12/16	100%

Designer Outlets - Redevelopments
Noventa Di Piave Designer Outlet - Venice, Italy	67,000 SF Phase IV expansion	11/16	60%
Roermond Designer Outlet - Roermond, Holland	125,000 SF Phase IV expansion	4/17	29%

The Mills - Redevelopments
Ontario Mills - Ontario (Riverside), CA	Redevelopment including the addition of 80,000 SF of small shops and restaurants	9/16	50%
Sawgrass Mills - Sunrise (Miami), FL	Century 21 Department Store	10/16	100%
Concord Mills - Concord (Charlotte), NC	H & M	11/16	59%
Outlets at Orange, The - Orange (Los Angeles), CA	60,000 SF expansion and addition of Bloomingdale's	11/16	50%
Sawgrass Mills - Sunrise (Miami), FL	Matchbox Restaurant	11/16	100%
Concord Mills - Concord (Charlotte), NC	Redevelopment	12/16	59%
Sawgrass Mills - Sunrise (Miami), FL	Redevelopment	12/16	100%
Concord Mills - Concord (Charlotte), NC	13,000 SF restaurants expansion	2/17	59%
Great Mall - Milpitas (San Jose), CA	Redevelopment	3/17	100%
Sawgrass Mills - Sunrise (Miami), FL	Texas de Brazil (12/16) and Yard House (3/17)	3/17	100%
Opry Mills - Nashville, TN	Madame Tussauds	4/17	100%
Sawgrass Mills - Sunrise (Miami), FL	Addition of parking deck #1 (8/16) and parking deck #2 (8/18)	8/18	100%
(1)
Projects listed represent projects that are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million.

2Q 2016 SUPPLEMENTAL	34

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings during the First Six Months of 2016
Arizona Mills - Tempe (Phoenix), AZ	Mills	Legoland	Sports Authority (1)
Cordova Mall - Pensacola, FL	Mall	B.J.'s Restaurant & Brewhouse	N/A
Fashion Centre at Pentagon, The - Arlington (Washington, DC), VA	Mall	Shake Shack	N/A
		Zara	N/A
Galleria, The - Houston, TX	Mall	The Webster	N/A
		Saks Fifth Avenue (1)	N/A
Grapevine Mills - Grapevine (Dallas), TX	Mills	Round 1 Entertainment	Polar Ice House
Haywood Mall - Greenville, SC	Mall	The Cheesecake Factory	Panera Bread (1)
Independence Center - Independence (Kansas City), MO	Mall	Dick's Sporting Goods	N/A
Ingram Park Mall - San Antonio, TX	Mall	Macy's Backstage (3)	Macy's (3)
Montgomery Mall - North Wales (Philadelphia), PA	Mall	Macy's Backstage (3)	Macy's (3)
Potomac Mills - Woodbridge (Washington, DC), VA	Mills	Matchbox Restaurant	N/A
Rockaway Townsquare - Rockaway (New York), NJ	Mall	Macy's Backstage (3)	Macy's (3)
Roosevelt Field - Garden City (New York), NY	Mall	Neiman Marcus	N/A
Shops at Nanuet, The - Nanuet, NY	Mall	Macy's Backstage (3)	Macy's (3)
Tucson Premium Outlets - Marana (Tucson), AZ	Premium Outlets	Saks Fifth Avenue OFF 5TH	N/A
Tyrone Square - St. Petersburg (Tampa), FL	Mall	Cobb 10 Luxury Theatre	N/A
Woodland Hills Mall - Tulsa, OK	Mall	Texas de Brazil	N/A

Openings Projected for the Remainder of 2016
Burlington Mall - Burlington (Boston), MA	Mall	Arhaus Furniture	Rainforest Café
		Primark	Sears (2)
Coddingtown Mall - Santa Rosa, CA	Mall	Nordstrom Rack	N/A
Columbia Center - Kennewick, WA	Mall	Home Goods	N/A

2Q 2016 SUPPLEMENTAL	35

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Concord Mills - Concord (Charlotte), NC	Mills	H&M	Saks Fifth Avenue OFF 5TH
Del Amo Fashion Center - Torrence (Los Angeles), CA	Mall	Brio Tuscan Grille	N/A
Domain, The - Austin, TX	Mall	Grand Lux Café	Jasper's Restaurant
Fashion Centre at Pentagon, The - Arlington (Washington, DC), VA	Mall	Matchbox Restaurant	N/A
Galleria, The - Houston, TX	Mall	Yauatcha Restaurant	N/A
		Shake Shack	Gregory's
Gurnee Mills - Gurnee (Chicago), IL	Mills	Floor & Décor	Shoppers World
Mall of Georgia - Buford (Atlanta), GA	Mall	Von Maur	Nordstrom
Meadowood Mall - Reno, NV	Mall	Dick's Sporting Goods	N/A
Ontario Mills - Ontario (Riverside), CA	Mills	Uniqlo	JC Five Star
		Ulta	Cost Plus World Market
		Restoration Hardware Outlet	Bed Bath & Beyond
Outlets at Orange, The - Orange (Los Angeles), CA	Mills	Bloomingdale's Outlet	N/A
Penn Square - Oklahoma City, OK	Mall	Texas de Brazil	Cantina Laredo
Rockaway Townsquare - Rockaway (New York), NY	Mall	Raymour & Flanigan	Sears (2)
Sawgrass Mills - Sunrise (Miami), FL	Mills	Century 21 Department Store	VF Outlet
		Matchbox Restaurant	N/A
		Texas de Brazil	N/A
South Hills Village - Pittsburgh, PA	Mall	B.J.'s Restaurant & Brewhouse	N/A
Tacoma Mall - Tacoma (Seattle), WA	Mall	The Cheesecake Factory	Coldwater Creek/Sleep Number (1)

2Q 2016 SUPPLEMENTAL	36

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT

Openings Projected for 2017 and Beyond
College Mall - Bloomington, IN	Mall	Ulta	Sears
		365 by Whole Foods	Sears
		B.J.'s Restaurant & Brewhouse	N/A
Del Amo Fashion Center - Torrence (Los Angeles), CA	Mall	Dick's Sporting Goods	Macy's Home Store
		EMC Seafood	N/A
Galleria, The - Houston, TX	Mall	Fig & Olive	N/A
King of Prussia - King of Prussia (Philadelphia), PA	Mall	True Food Kitchen	N/A
		Outback Steakhouse	Sears
		Yard House	Sears
Midland Park Mall - Midland, TX	Mall	Bubba's 33	N/A
Opry Mills - Nashville, TN	Mills	Madame Tussauds	Barnes & Noble
Phipps Plaza - Atlanta, GA	Mall	Ecco Restaurant	N/A
Sawgrass Mills - Sunrise (Miami), FL	Mills	Yard House	N/A
Shops at Riverside, The - Hackensack (New York), NJ	Mall	AMC Theatre	Saks Fifth Avenue
South Shore Plaza - Braintree (Boston), MA	Mall	Primark	Sears (2)
Southridge Mall - Greendale (Milwaukee), WI	Mall	Marcus Cinema	N/A
Tacoma Mall - Tacoma (Seattle), WA	Mall	Dick's Sporting Goods	Forever 21 (1)
(1)
Tenant has an existing store at this center but will relocate to a new location.
(2)
Tenant to remain in a portion of its existing space.
(3)
Tenant to operate within the current open and operating Macy's store.

2Q 2016 SUPPLEMENTAL	37

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2015 through June 30, 2016

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2015	309,420,569	51,814,235
First Quarter Activity:
Exchange of Limited Partnership Units for Common Stock	1,095	(1,095)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(4,563)	–
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	(265)	482,779

Number Outstanding at March 31, 2016	309,416,836	52,295,919

Second Quarter Activity:
Exchange of Limited Partnership Units for Common Stock	4,762,722	(4,762,722)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(15,770)	–
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	67,835	–

Number Outstanding at June 30, 2016	314,231,623	47,533,197

Number of Limited Partnership Units and Common Shares at June 30, 2016	361,764,820

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF JUNE 30, 2016
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on June 30, 2016 was $78.81 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

2Q 2016 SUPPLEMENTAL	38

CREDIT PROFILE
(As of June 30, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

40%
37%
34%
31%
28%
25%
33.1%
34.8%
29.0%
29.3%
27.4%
2012
2013
2014
2015
6/30/16

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
15.6%
16.7%
13.4%
13.3%
12.1%
2012
2013
2014
2015
6/30/16

FIXED CHARGE COVERAGE

5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
3.0
2.8
3.1
3.4
3.8
4.5
4.8
2012
2013
2014 [1]
2015
TTM 6/30/16 [4]

SHARE OF NET DEBT TO SHARE OF NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
6.1
5.7
5.4
5.6
5.6
2012
2013
2014 [1]
2015
TTM 6/30/16

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
51%
53%
58%
61%
62%
2012
2013
2014 [1] [2]
2015 [3]
TTM 6/30/16 [4]

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.35%
5.15%
4.95%
4.75%
4.55%
4.35%
4.15%
3.95%
3.75%
7.0
6.0
5.0
4.0
5.01%
4.78%
4.39%
3.91%
3.83%
5.9
5.5
6.1
5.9
6.2
Interest Rate
Years to Maturity
2012
2013
2014
2015
6/30/16

(1)
Includes WPG properties NOI and FFO through the effective date of the WPG spin-off, net of transaction expenses related to the spin-off of WPG.
(2)
Includes a $0.35 per share charge for loss on extinguishment of debt.
(3)
Includes a $0.33 per share charge for loss on extinguishment of debt and $0.22 per share for gain upon sale of marketable securities.
(4)
Includes a $0.33 per share charge for loss on extinguishment of debt.

2Q 2016 SUPPLEMENTAL	39

SUMMARY OF INDEBTEDNESS
As of June 30, 2016
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$6,030,018	$5,918,770	4.57%	5.7
Variable Rate Debt	402,000	391,953	1.96%	1.9

Total Mortgage Debt	6,432,018	6,310,723	4.41%	5.5
Unsecured Debt
Fixed Rate	15,347,315	15,347,315	3.72%	7.1
Supplemental Credit Facility - USD Currency	125,000	125,000	1.27%	4.0
Revolving Credit Facility - Yen Currency	216,632	216,632	0.80%	3.0

Total Revolving Credit Facilities	341,632	341,632	0.97%	3.4
Global Commercial Paper - USD	910,393	910,393	0.55%	0.2

Total Unsecured Debt	16,599,340	16,599,340	3.49%	6.6
Premium	34,667	34,667
Discount	(48,999)	(48,999)
Debt Issue Costs	(93,085)	(92,540)

Consolidated Mortgages and Unsecured Indebtedness (1)	$22,923,941	$22,803,191	3.74%	6.3

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$11,948,801	$5,729,404	4.43%	6.3
Variable Rate Debt	1,666,020	766,805	1.96%	3.4
TMLP Debt (2)	718,159	304,600	–	–

Total Mortgage Debt	14,332,980	6,800,809	4.14%	5.9
Premium	3,615	1,806
Discount	–	–
Debt Issue Costs	(64,011)	(29,259)

Joint Venture Mortgages and Other Indebtedness (1)	$14,272,584	$6,773,356	4.14%	5.9

Our Share of Total Indebtedness		$29,576,547	3.83%	6.2

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	96.9%	$22,089,501	3.82%	6.4
Variable	3.1%	713,690	1.50%	2.6

	100.0%	22,803,191	3.74%	6.3
Joint Venture
Fixed	86.7%	$5,870,708	4.43%	6.3
Variable	13.3%	902,648	1.96%	3.1

	100.0%	6,773,356	4.14%	5.9

Total Debt		$29,576,547

Total Fixed Debt	94.5%	$27,960,209	3.94%	6.4

Total Variable Debt	5.5%	$1,616,338	1.74%	2.9

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 23 on the Property and Debt information.

2Q 2016 SUPPLEMENTAL	40

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of June 30, 2016
(In thousands)

Year	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2016	1,274,669	1.89%	165,281	5.88%	527,447	6.62%	1,967,397	3.14%
2017	1,307,453	2.99%	1,715,615	4.95%	261,557	4.78%	3,284,625	4.14%
2018	750,000	1.50%	37,681	–	152,257	1.69%	939,938	1.52%
2019	1,466,632	5.61%	121,981	7.79%	343,597	1.80%	1,932,210	5.46%
2020	2,709,595	3.86%	588,296	4.47%	1,289,380	3.78%	4,587,271	3.91%
2021	2,150,000	3.81%	511,245	4.15%	819,429	4.70%	3,480,674	4.08%
2022	1,434,595	2.21%	607,175	3.82%	712,233	4.11%	2,754,003	3.10%
2023	500,000	2.75%	739,830	3.82%	410,156	3.36%	1,649,986	3.40%
2024	1,500,000	3.53%	88,242	4.57%	1,075,697	4.50%	2,663,939	3.96%
2025	1,156,396	2.42%	559,919	4.31%	748,339	3.68%	2,464,654	3.24%
2026	800,000	3.30%	1,127,762	4.08%	442,806	3.95%	2,370,568	3.80%
Thereafter	1,550,000	5.40%	47,696	3.85%	17,911	2.35%	1,615,607	5.24%

Face Amounts of Indebtedness	$16,599,340	3.49%	$6,310,723	4.41%	$6,800,809	4.14%	$29,710,872	3.83%
Premiums (Discounts) on Indebtedness, Net	(48,999)		34,667		1,806		(12,526)
Debt Issue Costs	(78,040)		(14,500)		(29,259)		(121,799)

Our Share of Total Indebtedness	$16,472,301		$6,330,890		$6,773,356		$29,576,547

2Q 2016 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of June 30, 2016

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000'S)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,104	(2)
2.	Auburn Mall	MA	Auburn	56.4%		585,707	09/01/20		6.02%	Fixed	38,815	21,880
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,087,465	12/01/20		3.75%	Fixed	1,200,000	400,000
							12/30/20		2.42%	Variable	38,042	12,679
4.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,112,431	02/06/23		3.60%	Fixed	110,000	27,500
5.	Bangor Mall	ME	Bangor	87.6%		652,549	10/01/17		6.15%	Fixed	80,000	70,087
6.	Barton Creek Square	TX	Austin	100.0%		1,429,494	(2)
7.	Battlefield Mall	MO	Springfield	100.0%		1,201,477	09/01/22		3.95%	Fixed	123,398	123,398
8.	Bay Park Square	WI	Green Bay	100.0%		711,918	(2)
9.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,852	(2)
10.	Briarwood Mall	MI	Ann Arbor	50.0%		980,024	11/30/16	(6)	7.50%	Fixed	106,082	53,041
11.	Broadway Square	TX	Tyler	100.0%		627,894	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,317,412	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		722,540	03/06/21		5.75%	Fixed	92,869	52,350
14.	Castleton Square	IN	Indianapolis	100.0%		1,380,204	(2)
15.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,977	(2)
16.	Coconut Point	FL	Estero	50.0%		1,205,024	12/10/16		5.83%	Fixed	230,000	115,000
17.	Coddingtown Mall	CA	Santa Rosa	50.0%		821,397	03/01/17		2.22%	Variable	10,950	10,950
18.	College Mall	IN	Bloomington	100.0%		636,413	(2)
19.	Columbia Center	WA	Kennewick	100.0%		772,657	(2)
20.	Copley Place	MA	Boston	94.4%	(7)	1,256,711	(2)
21.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,891	(2)
22.	Cordova Mall	FL	Pensacola	100.0%		928,709	(2)
23.	Crystal Mall	CT	Waterford	78.2%		782,866	06/06/22		4.46%	Fixed	91,976	71,912
24.	Dadeland Mall	FL	Miami	50.0%		1,498,710	12/05/21		4.50%	Fixed	431,221	215,611
25.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,412,639	01/20/20	(8)	1.97%	Variable	510,000	255,000
26.	Domain, The	TX	Austin	100.0%		1,234,087	08/01/21		5.44%	Fixed	193,823	193,823
27.	Dover Mall	DE	Dover	68.1%		928,121	08/06/21		5.57%	Fixed	87,681	59,702
28.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,435	08/11/22		4.71%	Fixed	107,987	60,873
29.	Empire Mall	SD	Sioux Falls	100.0%		1,125,724	12/01/25		4.31%	Fixed	190,000	190,000
30.	Falls, The	FL	Miami	50.0%		838,458	11/30/16	(6)	7.50%	Fixed	102,546	51,273
31.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,038,397	07/01/21		5.11%	Fixed	40,000	17,000
							07/01/21		4.87%	Fixed	410,000	174,250
32.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		712,457	(2)
33.	Fashion Valley	CA	San Diego	50.0%		1,720,768	01/04/21		4.30%	Fixed	454,498	227,249
34.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		998,368	(2)
35.	Florida Mall, The	FL	Orlando	50.0%		1,702,527	09/05/20		5.25%	Fixed	340,441	170,221
36.	Forum Shops at Caesars, The	NV	Las Vegas	100.0%		676,304	(2)
37.	Galleria, The	TX	Houston	50.4%		1,926,881	03/01/25		3.55%	Fixed	1,200,000	604,440

2Q 2016 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of June 30, 2016

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000'S)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
38.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,090	(2)
39.	Haywood Mall	SC	Greenville	100.0%		1,236,842	(2)
40.	Independence Center	MO	Independence (Kansas City)	100.0%		881,955	07/10/17		5.94%	Fixed	200,000	200,000
41.	Ingram Park Mall	TX	San Antonio	100.0%		1,120,324	06/01/21		5.38%	Fixed	134,497	134,497
42.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,471,486	01/01/17		7.49%	Fixed	13,042	13,042
							01/01/17		8.53%	Fixed	953	953
							01/01/17		4.50%	Fixed	50,000	50,000
43.	La Plaza Mall	TX	McAllen	100.0%		1,079,307	(2)
44.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,097,800	(2)
45.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,180,775	07/05/20		5.88%	Fixed	127,926	63,963
46.	Lenox Square	GA	Atlanta	100.0%		1,558,328	(2)
47.	Livingston Mall	NJ	Livingston (New York)	100.0%		969,050	(2)
48.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,025,432	06/01/26		4.04%	Fixed	262,000	73,845
49.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,122,891	05/01/23		3.56%	Fixed	124,818	62,409
50.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,818,615	(2)
51.	Mall of New Hampshire, The	NH	Manchester	56.4%		812,312	07/01/25		4.11%	Fixed	150,000	84,555
52.	McCain Mall	AR	N. Little Rock	100.0%		793,736	(2)
53.	Meadowood Mall	NV	Reno	50.0%		844,597	11/06/21		5.82%	Fixed	117,440	58,720
54.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,334,749	(2)
55.	Miami International Mall	FL	Miami	47.8%		1,082,543	02/06/24		4.42%	Fixed	160,000	76,442
56.	Midland Park Mall	TX	Midland	100.0%		622,016	09/06/22		4.35%	Fixed	79,593	79,593
57.	Miller Hill Mall	MN	Duluth	100.0%		832,526	(2)
58.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,102,714	05/01/24		4.57%	Fixed	100,000	79,351
59.	North East Mall	TX	Hurst (Dallas)	100.0%		1,669,150	(2)
60.	Northgate Mall	WA	Seattle	100.0%		1,045,838	(2)
61.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,591,266	07/05/23		3.30%	Fixed	258,560	145,751
62.	Ocean County Mall	NJ	Toms River (New York)	100.0%		898,300	(2)
63.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,231,947	(2)
64.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,331,743	12/07/20		4.77%	Fixed	64,599	55,258
65.	Penn Square Mall	OK	Oklahoma City	94.5%		1,063,652	01/01/26		3.84%	Fixed	310,000	292,938
66.	Pheasant Lane Mall	NH	Nashua		(10)	979,426	(2)
67.	Phipps Plaza	GA	Atlanta	100.0%		829,515	(2)
68.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,158,001	09/30/17	(8)	1.82%	Variable	225,000	225,000
69.	Prien Lake Mall	LA	Lake Charles	100.0%		848,423	(2)
70.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,083,790	05/01/26		4.50%	Fixed	180,000	90,000
71.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,245,642	(2)
72.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,366,142	(2)
73.	Ross Park Mall	PA	Pittsburgh	100.0%		1,244,732	(2)

2Q 2016 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of June 30, 2016

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000'S)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
74.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,808	(2)
75.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,094	11/01/23		4.69%	Fixed	120,000	113,328
76.	Shops at Crystals, The	NV	Las Vegas	50.0%		262,354	07/01/26		3.74%	Fixed	550,000	275,000
77.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,249,683	02/01/23		3.61%	Fixed	295,000	150,450
78.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,928	(2)
79.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		659,630	02/01/23		3.37%	Fixed	130,000	130,000
80.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,300,368	05/29/20	(8)	1.67%	Variable	180,000	45,000
81.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,466	11/01/22		4.01%	Fixed	102,925	58,019
82.	South Hills Village	PA	Pittsburgh	100.0%		1,120,903	(2)
83.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,588,724	(2)
84.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,297,608	04/01/23		3.84%	Fixed	151,835	151,835
85.	SouthPark	NC	Charlotte	100.0%		1,676,180	(2)
86.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,177,776	06/06/23		3.85%	Fixed	122,823	122,823
87.	Springfield Mall(3)	PA	Springfield (Philadelphia)	50.0%		610,582	10/06/25		4.45%	Fixed	64,413	32,206
88.	Square One Mall	MA	Saugus (Boston)	56.4%		929,844	01/06/22		5.47%	Fixed	93,803	52,877
89.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,618	(2)
90.	St. Johns Town Center	FL	Jacksonville	50.0%		1,390,658	09/11/24		3.82%	Fixed	350,000	175,000
91.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,349,064	(2)
92.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,422	11/30/16	(6)	7.50%	Fixed	211,708	105,642
93.	Summit Mall	OH	Akron	100.0%		777,669	06/10/17		5.42%	Fixed	65,000	65,000
94.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,312,994	(2)
95.	Tippecanoe Mall	IN	Lafayette	100.0%		862,740	(2)
96.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,779,224	(2)
97.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,281,435	05/01/22		4.76%	Fixed	193,738	193,738
98.	Towne East Square	KS	Wichita	100.0%		1,134,926	(2)
99.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,324	(2)
100.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		1,149,556	(2)
101.	University Park Mall	IN	Mishawaka	100.0%		918,559	(2)
102.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,089,624	(2)
103.	West Town Mall	TN	Knoxville	50.0%		1,341,519	12/01/17		6.34%	Fixed	210,000	105,000
104.	Westchester, The	NY	White Plains (New York)	40.0%		800,564	05/05/20		6.00%	Fixed	342,205	136,883
105.	White Oaks Mall	IL	Springfield	80.7%		930,057	06/01/23	(8)	3.21%	Variable	52,000	41,953
106.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,350	04/01/17		5.64%	Fixed	225,000	212,616
107.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,150,195	03/05/24		4.50%	Fixed	425,000	212,500
108.	Woodland Hills Mall	OK	Tulsa	94.5%		1,091,383	04/05/19		7.79%	Fixed	89,670	84,710

	Total Mall Square Footage					122,244,076

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%	230,026	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%	672,896	04/01/22	4.81%	Fixed	82,577	41,289
3.	Pier Park	FL	Panama City Beach	65.6%	895,816	(2)
4.	University Park Village	TX	Fort Worth	100.0%	160,080	05/01/28	3.85%	Fixed	55,000	55,000

	Total Lifestyle Centers Square Footage				1,958,818

2Q 2016 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of June 30, 2016

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,061	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	441,775	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	285,309	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	680,782	02/06/26		4.21%	Fixed	123,000	123,000
5.	Calhoun Premium Outlets	GA	Calhoun	100.0%	254,257	06/01/26	(15)	4.17%	Fixed	19,500	19,500
6.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	675,274	(2)
7.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,412	(2)
8.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,852	12/01/22		3.36%	Fixed	46,965	46,965
9.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,697	11/24/19	(8)	1.92%	Variable	90,000	45,000
10.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,399	(2)
11.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,717	(2)
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,221	(2)
13.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	651,440	(2)
14.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,734	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,506	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,502	(2)
17.	Gaffney Premium Outlets	SC	Gaffney (Greenville/Charlotte)	100.0%	359,942	06/01/26	(15)	4.17%	Fixed	31,500	31,500
18.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,102	(2)
19.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,657	06/19/19	(8)	1.87%	Variable	82,057	41,029
20.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	417,175	04/01/23		3.66%	Fixed	119,644	119,644
21.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,292	12/01/25		4.31%	Fixed	140,000	140,000
22.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,036	12/01/25		4.35%	Fixed	50,000	50,000
23.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,046	02/06/26		4.26%	Fixed	77,000	77,000
24.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	541,848	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,498	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,400	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	276,372	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,323	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	555,804	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,085	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,407	(2)
32.	Lebanon Premium Outlets	TN	Lebanon (Nashville)	100.0%	227,523	(2)
33.	Lee Premium Outlets	MA	Lee	100.0%	224,833	06/01/26	(15)	4.17%	Fixed	54,000	54,000
34.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,217	(2)
35.	Liberty Village Premium Outlets	NJ	Flemington (New York)	100.0%	162,239	(2)
36.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,730	(2)
37.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,996	07/01/23		3.78%	Fixed	127,904	127,904
38.	Napa Premium Outlets	CA	Napa	100.0%	179,175	(2)
39.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,560	(2)

2Q 2016 SUPPLEMENTAL	45

PROPERTY AND DEBT INFORMATION
As of June 30, 2016

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,478	(2)
41.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,615	(2)
42.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	657,041	(2)
43.	Osage Beach Premium Outlets	MO	Osage Beach	100.0%	390,127	(2)
44.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,781	(2)
45.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
46.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,500	(2)
47.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,416	11/06/16	(17)	5.84%	Fixed	33,850	33,850
48.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,537	12/01/16		6.01%	Fixed	34,285	34,285
49.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	349,978	09/30/17	(8)	1.82%	Variable	125,000	125,000
50.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,570	11/06/16	(17)	5.84%	Fixed	66,150	66,150
51.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	604,105	(2)
52.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,608	(2)
53.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,968	(2)
54.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	732,704	(2)
55.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,814	(2)
56.	Silver Sands Premium Outlets	FL	Destin	50.0%	451,219	06/01/22		3.93%	Fixed	100,000	50,000
57.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,592	(2)
58.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,513	10/06/24		4.06%	Fixed	95,000	57,000
59.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	441,246	(2)
60.	Tanger Outlets - Columbus	OH	Sunbury (Columbus)	50.0%	355,220	(2)
61.	Tanger Outlets - Galveston/Houston (3)	TX	Texas City	50.0%	352,705	07/01/18	(8)	1.97%	Variable	65,000	32,500
62.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,605	12/01/22		3.41%	Fixed	113,923	113,923
63.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,432	(2)
64.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,936	11/06/24		4.32%	Fixed	115,000	40,250
65.	Vacaville Premium Outlets	CA	Vacaville	100.0%	440,118	(2)
66.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,139	(2)
67.	Waterloo Premium Outlets	NY	Waterloo	100.0%	417,823	(2)
68.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,237	02/06/26		4.23%	Fixed	185,000	185,000
69.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,717	(2)
70.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	864,307	(2)
71.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	660,091	(2)

	Total U.S. Premium Outlet Square Footage				30,736,495

2Q 2016 SUPPLEMENTAL	46

PROPERTY AND DEBT INFORMATION
As of June 30, 2016

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,238,291	07/01/20	5.76%	Fixed	160,646	160,646
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,663,145	02/06/24	4.29%	Fixed	385,000	228,113
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,410,543	11/01/24	4.28%	Fixed	136,000	51,000
							07/01/21	5.04%	Fixed	27,236	10,213
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,346,910	11/01/22	3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,272	10/01/24	3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,366,208	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,935,759	07/01/17	5.77%	Fixed	321,000	321,000
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,790,859	12/06/22	3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,304,126	11/01/20	3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,433,032	03/05/22	4.25%	Fixed	323,099	161,549
11.	Opry Mills	TN	Nashville	100.0%		1,168,354	07/01/26	4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	50.0%		806,333	04/01/24	4.22%	Fixed	215,000	107,500
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,540,126	07/11/17	5.83%	Fixed	410,000	410,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,262,904	(2)

	Total The Mills Square Footage					21,047,862

	TMLP Properties
	The Esplanade, The Galleria at White Plains, Northpark Mall, Philadelphia Mills, and Sugarloaf Mills						(23)			718,158	304,600

	Total TMLP Properties Square Footage					5,748,026

	Other Properties
	Circle Centre, Florida Keys Outlet Center, Liberty Tree Mall, Lincoln Plaza, and Outlet Marketplace						(21)			115,380	42,758

	Total Other Properties Square Footage					2,255,854

	TOTAL U.S. SQUARE FOOTAGE (11)(24)					183,991,131

2Q 2016 SUPPLEMENTAL	47

PROPERTY AND DEBT INFORMATION
As of June 30, 2016

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	05/20/22	(20)	1.95%	Fixed	102,377	92,139

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	365,500	09/10/17	(8)(29)	2.18%	Variable	84,039	42,020
3.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	358,400	06/01/22	(29)	3.13%	Fixed	131,432	65,716
4.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	242,000	04/01/18	(14)	2.73%	Variable	75,800	34,110

	Subtotal Canada Square Footage				965,900
	GERMANY
5.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(20)	2.49%	Fixed	48,885	34,464

	Subtotal Germany Square Footage				191,500
	ITALY
6.	La Reggia Designer Outlet Phases 1 & 2	Marcianise (Naples)		60.0%	288,000	03/31/27	(20)	1.17%	Variable	62,131	37,279
7.	Noventa Di Piave Designer Outlet Phases 1, 2 & 3	Venice		60.0%	280,000	06/30/20	(20)	2.00%	Variable	89,023	53,414

	Subtotal Italy Square Footage				568,000
	JAPAN
8.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.81%	Fixed	73,782	29,513
9.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	02/28/18	(25)	0.24%	Variable	10,216	4,086
10.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/20	(25)	0.31%	Variable	35,845	14,338
11.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	07/31/17	(25)	0.27%	Variable	12,649	5,060
12.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	05/31/18	(25)	0.35%	Variable	3,308	1,323
13.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	10/31/18	(25)	0.29%	Variable	9,243	3,697
14.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	365,900	05/31/18	(25)	0.24%	Variable	38,141	15,256
						05/29/22	(25)	0.38%	Fixed	48,649	19,460
15.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	05/31/20	(25)	0.78%	Variable	6,054	2,422
						11/30/19	(25)	0.38%	Fixed	29,190	11,676
16.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	12/31/18	(25)	0.31%	Variable	16,978	6,791

	Subtotal Japan Square Footage				3,233,000

2Q 2016 SUPPLEMENTAL	48

PROPERTY AND DEBT INFORMATION
As of June 30, 2016

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
17.	Busan Premium Outlets	Busan		50.0%	360,200	06/20/22	(26)	4.87%	Fixed	70,042	35,021
						02/13/17	(26)	3.37%	Variable	31,680	15,840
18.	Paju Premium Outlets	Paju (Seoul)		50.0%	442,900	03/27/20	(26)	4.12%	Fixed	70,650	35,325
19.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	09/06/20	(26)	4.69%	Fixed	74,907	37,454

	Subtotal South Korea Square Footage				1,354,700
	MALAYSIA
20.	Johor Premium Outlets	Johor (Singapore)		50.0%	264,400	10/14/20	(27)	5.20%	Variable	15,617	7,808

	Subtotal Malaysia Square Footage				264,400
	MEXICO
21.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)

	Subtotal Mexico Square Footage				333,000
	NETHERLANDS
22.	Roermond Designer Outlet Phases 2 & 3	Roermond		90.0%	173,000	12/01/21	(20)	1.86%	Fixed	200,303	180,273

	Subtotal Netherlands Square Footage				173,000
	UNITED KINGDOM
23.	Ashford Designer Outlet	Kent		45.0%	183,000	07/31/16	(5)	2.72%	Variable	53,863	24,236

	Subtotal United Kingdom Square Footage				183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(28)				7,384,500

	TOTAL SQUARE FOOTAGE				191,375,631

	Other Secured Indebtedness:						(13)			256,443	130,429

	TOTAL SECURED INDEBTEDNESS										$13,111,532	(30)

	Our Share of Consolidated Mortgage Debt										$6,310,723

	Our Share of Joint Venture Mortgage Debt										$6,800,809

2Q 2016 SUPPLEMENTAL	49

PROPERTY AND DEBT INFORMATION
As of June 30, 2016

	DEBT INFORMATION

UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ IN 000'S) TOTAL
Global Commercial Paper - USD	09/22/16	(12)	0.55%	Fixed	910,393
Simon Property Group, LP (Sr. Notes)	12/01/16		5.25%	Fixed	364,276
Simon Property Group, LP (Sr. Notes)	01/30/17		2.80%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	03/01/17		5.88%	Fixed	207,453
Simon Property Group, LP (Sr. Notes)	09/15/17		2.15%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/18		1.50%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/19		2.20%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	04/01/19		10.35%	Fixed	650,000
Revolving Credit Facility - Yen Currency	06/30/19	(8)(19)	0.80%	Variable	216,632
Simon Property Group, LP (Sr. Notes)	02/01/20		5.65%	Fixed	1,250,000
Supplemental Credit Facility - USD Currency	06/30/20	(8)	1.27%	Variable	125,000
Simon Property Group, LP (Sr. Notes)	09/01/20		2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	834,595
Simon Property Group, LP (Sr. Notes)	03/01/21		4.38%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	834,595
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	556,396
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000

Total Unsecured Indebtedness					$16,599,340	(18)

2Q 2016 SUPPLEMENTAL	50

PROPERTY AND DEBT INFORMATION
As of June 30, 2016

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of June 30, 2016: 1M LIBOR at .47%; 1M EUR LIBOR at -.36%; 1M EURIBOR at -.36%; 3M EURIBOR at
-.29%; 6M EURIBOR at -.18%; 1M YEN LIBOR at -.05%; 6M YEN LIBOR at -.01%; 1M CDOR at .88%; KLIBOR at 3.37% and 91 Day Korean CD rate at 1.37%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD Equivalent; GBP equivalent is 40.0 million.
(6)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the latest maturity date and weighted average interest rate of all outstanding tranches of commercial paper at June 30, 2016.
(13)
Consists of eight loans with interest rates ranging from 2.07% to 6.53% and maturities between 2017 and 2035.
(14)
Amount shown in USD Equivalent; CAD equivalent is 98.0 million.
(15)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Amounts shown in USD Equivalent. Balance includes borrowings on multi-currency tranche of Yen 22.3 billion.
(20)
Amount shown in USD Equivalent; Euro equivalent is 451.8 million.
(21)
Consists of three encumbered properties with interest rates ranging from 3.37% to 4.17% and maturities between 2020 and 2025.
(22)
Amount shown in USD Equivalent; Euro equivalent is 750.0 million.
(23)
Includes five properties with interest rates ranging from 4.50% to 7.32% and maturities between 2016 and 2023.
(24)
Includes office space of 1,798,725 square feet including the following centers with more than 20,000 square feet of office space:

Circle Centre - 129,944 sq. ft.	Menlo Park Mall - 49,481 sq. ft.
Copley Place - 887,924 sq. ft.	Oxford Valley Mall - 134,024 sq. ft.
Domain, The - 156,240 sq. ft.	Plaza Carolina - 27,398 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.	Southdale Center - 20,393 sq. ft.
Firewheel Town Center - 74,172 sq. ft.	Stanford Shopping Center - 39,474 sq. ft.
(25)
Amounts shown in USD Equivalent; Yen equivalent is 29.2 billion.
(26)
Amounts shown in USD Equivalent; Won equivalent is 284.9 billion.
(27)
Amounts shown in USD Equivalent; Ringgit equivalent is 62.2 million.
(28)
Does not include Klépierre.
(29)
Amounts shown in USD Equivalent; CAD equivalent is 278.7 million.
(30)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $317.5 million of payment guarantees provided by the Operating Partnership (of which $76.5 million is recoverable from our venture partner under the partnership agreement).

2Q 2016 SUPPLEMENTAL	51